Exhibit 99.1

Tandy Leather Factory, Inc.
1900 Southeast Loop 820 - Fort Worth, TX 76140-1003 Phone: 817-872-3200 - Fax: 817-872-3120
Tandy Leather Factory, Inc. is a NASDAQ Company “TLF”

FOR IMMEDIATE RELEASE
February 21, 2020

Tandy Leather Factory Receives Anticipated Nasdaq Listing Determination;
To Request Hearing to Address Filing Delay

FORT WORTH, Texas, Feb. 21, 2020 (GLOBE NEWSWIRE) -- Tandy Leather Factory, Inc. (the “Company”) (Nasdaq: TLF), the world’s largest specialty retailer of leather and leathercraft related items, announced today that, as anticipated, the Company received notice from the Nasdaq Listing Qualifications Staff on February 18, 2020, indicating that, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s common stock would be subject to suspension and delisting from Nasdaq due to the Company’s continued non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Rule requires Nasdaq issuers to timely file periodic reports with the Securities and Exchange Commission (the “SEC”). The Company has not yet filed its Forms 10-Q for the periods ended June 30, 2019 and September 30, 2019 (collectively, the “Forms 10-Q”) with the SEC and therefore remains non-compliant.

The Company plans to request a hearing before the Panel to appeal the determination of the Nasdaq Listing Qualifications Staff.  This request  will stay any suspension or delisting action for 15 days after the date of the request.  In accordance with the procedures set forth in the Nasdaq Listing Rules, the Company intends to request a further stay of any suspension or delisting action by Nasdaq pending the hearing.

At the hearing, the Company will request the continued listing of its securities on Nasdaq pending the Company’s compliance with the Rule.  The Panel has the discretion to grant the Company an extension to comply with the Rule of up to 360 days from the due date of the first Form 10-Q, or August 10, 2020.  The Company is taking definitive steps to file the Forms 10-Q as soon as practicable.  However, there can be no assurance that the Panel will grant the Company’s request for continued listing pending the hearing or grant any extension of time to comply with the Rule.  Furthermore, there can be no assurance that the Company will be able to regain compliance with the Rule within any extension of time that may be granted to the Company by the Panel.

Importers, Exporters, Manufacturers, Distributors, Retailers of Leathers, Leathercraft Supplies, Hardware, Findings and Finishes

As previously disclosed, the Company did not timely file the Forms 10-Q with the SEC due to an ongoing accounting evaluation and pending restatement of certain of its previously filed financial statements.  The Company previously submitted a compliance plan to the Staff and was granted an extension through February 17, 2020 to comply with the Rule.  Although the Company has made substantial progress with the restatement of certain of its previously filed financial statements, it requires additional time to complete that process and to thereafter prepare and file the Forms 10-Q.  The Company is working to complete these items and regain compliance with the Rule as promptly as practicable.

Tandy Leather Factory, Inc., (http://www.tandyleather.com), headquartered in Fort Worth, Texas, is a specialty retailer of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 115 North American stores located in 42 US states and 7 Canadian provinces, and one International store located in Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:   Janet Carr, Tandy Leather Factory, Inc., (817) 872-3200 or jcarr@tandyleather.com

This news release reflects the Company’s current views about the Company’s Nasdaq listing status, its restatement and other matters that constitute “forward-looking” statements, as such term is defined by the federal securities laws. You can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “outlook,” “forecast,” “future,” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements are subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, the results and effect of the Company’s review of its accounting entries and practices, the ability of the Company to complete the restatement of certain of its previously filed  financial statements, any related SEC enforcement action, the ability of the Company to file its periodic reports, the risk that the Panel will not grant a stay or extension of the suspension and delisting of the Company’s common stock,  the impact on the Company’s business and the risks identified in the Company’s periodic filings under the Securities Exchange Act of 1934. Because these forward-looking statements are subject to risks and uncertainties, actual developments and results may differ materially from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Importers, Exporters, Manufacturers, Distributors, Retailers of Leathers, Leathercraft Supplies, Hardware, Findings and Finishes